FORM  8-A

SECURITIES  AND  EXCHANGE  COMMISSION
WASHINGTON,  D.C.    20549


FOR  REGISTRATION  OF  CERTAIN  CLASSES  OF  SECURITIES
PURSUANT  TO  SECTION  12(B)  OR  (G)  OF  THE
SECURITIES  EXCHANGE  ACT  OF  1934


BIOANALYTICAL  SYSTEMS,  INC.
(EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED IN ITS CHARTER)
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INDIANA. . . . . . . . . . . . . . . . .           35-1345024
(STATE OF INCORPORATION. . . . . . . . .     (I.R.S. EMPLOYER
 OR ORGANIZATION) . . . . . . . . . . . .  IDENTIFICATION NO.)

2701 KENT AVENUE
WEST LAFAYETTE, INDIANA. . . . . . . . .                47906
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)
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SECURITIES  TO  BE  REGISTERED  PURSUANT  TO  SECTION  12(B) OF THE ACT:  NONE

     IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), CHECK THE FOLLOWING BOX:

IF  THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION  12(G)  OF  THE  EXCHANGE  ACT  AND  IS  EFFECTIVE PURSUANT TO GENERAL
INSTRUCTION  A.(D),  CHECK  THE  FOLLOWING  BOX:          [X]


SECURITIES  ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-36429

SECURITIES  TO  BE  REGISTERED  PURSUANT  TO  SECTION 12(G) OF THE ACT: COMMON
SHARES







ITEM  1.  DESCRIPTION  OF  COMMON  SHARES  TO  BE  REGISTERED.
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     The  Description  of  the  Registrant  s  Common  Shares contained in the
Registration Statement on Form S-1, Registration No. 333-36429, and the Description of the Registrant s Common Shares which will be contained in the Prospectus which will be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are hereby incorporated by reference.

ITEM  2.  EXHIBITS.
-------   ---------

     The securities described herein are to be registered on the Nasdaq National Market ( NASDAQ ), on which no other securities of the Registrant are registered. Accordingly, the following Exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been or will be filed with NASDAQ.
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Exhibit
Number.  Description of Exhibit
-------  ----------------------------------------------------

 1. . .  Registration Statement on Form S-1, Registration No.
         333-36429, as filed with the Securities and Exchange
         Commission on September 26, 1997 under the
         Securities Act of 1933, as amended.

         Not Applicable.
 2


 3. . .  Not Applicable.

 4.1. .  Second Restated Articles of Incorporation of
         Bioanalytical Systems, Inc.


 4.2. .  Second Restated Bylaws of Bioanalytical Systems,
         Inc.


 4.3. .  Letter Agreement  by and among Bioanalytical
         Systems, Inc., Primus Capital Fund II, L.P. and
         Middlewest Ventures II, L.P.

 5. . .  Specimen copy of Bioanalytical Systems, Inc.
         Common Share Certificate.

 6. . .  Not Applicable.
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     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


BIOANALYTICAL  SYSTEMS,  INC.



By:      /s/  Peter  T.  Kissinger
         Peter  T.  Kissinger
         President  and  Chief  Executive  Officer


Date:  November  11,  1997